UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 16, 2024

Commission File No. 001-14778

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01. Other Events.

On August 16, 2024, Soligenix, Inc. (the “Company”) and A.G.P./Alliance Global Partners (“AGP”) entered into an At Market Issuance Sales Agreement (as amended, the “Sales Agreement”), pursuant to which the Company may sell from time to time, at its option, shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $5.8 million, through AGP, as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, AGP may sell the shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The Nasdaq Capital Market, the trading market for the Company’s common stock, or any other existing trading market in the United States for the common stock, sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Sales Agreement may be terminated by the Company upon notice to AGP or by AGP upon notice to the Company, or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company. The offering of shares of common stock pursuant to the Sales Agreement will terminate upon the earliest of (a) December 15, 2026, (b) the sale of all of the shares of common stock subject to the Sales Agreement, (c) the termination of the Sales Agreement by AGP or the Company, as permitted therein, and (d) the mutual agreement of the parties.

The Company will pay AGP a fixed commission rate equal to up to 3.0% of the gross proceeds from the sale of shares sold under the Sales Agreement. The Company will also reimburse AGP for certain specified expenses in connection with entering into the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement, and may suspend solicitation and offers under the Sales Agreement. The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-274265), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 30, 2023, and that was declared effective on December 15, 2023, the base prospectus filed as part of such registration statement, and the prospectus supplement dated August 16, 2024, filed by the Company with the SEC.

The Sales Agreement contains customary representations, warranties and covenants by the Company. The Company has agreed in the Sales Agreement to provide indemnification and contribution to AGP against certain liabilities, including liabilities under the Securities Act. From time to time, in the ordinary course of business, AGP has provided, and in the future may provide, various financial advisory and investment banking services to the Company, for which they have received or will receive customary fees and reimbursement of expenses.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The description of the Sales Agreement presented here does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Sales Agreement under the prospectus supplement filed on August 16, 2024, is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
5.1	Opinion of Duane Morris LLP
10.1	At Market Issuance Sales Agreement dated August 16, 2024 between Soligenix, Inc. and A.G.P./Alliance Global Partners
23.1	Consent of Duane Morris LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

August 16, 2024	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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